Exhibit 12.1

WESHOP HOLDINGS LIMITED

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(a) AND 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934

AS ADOPTED PURSUANT TO SECTION 302 OF THE SABANES-OXLEY ACT OF 2002

I, Maria Weaver, Chief Executive Officer of WeShop Holdings Limited (the “Company”), certify that:

1.	I have reviewed this annual report on Form 20-F/A of the Company; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	September 28, 2026	/s/ Maria Weaver
Maria Weaver
Chief Executive Officer